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                                  EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of On Assignment, Inc. on Form S-8 of our report dated January 24, 1997, appearing in the Annual Report on Form 10-K of On Assignment, Inc. for the year ended December 31, 1996.




/s/ Deloitte & Touche LLP
Los Angeles, California
October 24, 1997